Exhibit 10.4

MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (this “Agreement”) is made this ______ day of April, ______ (“Effective Date”), by and between ANSCOTT CHEMICAL, INC., with its principle place of business at 26 Hanes Drive, Wayne, New Jersey. 07470 (hereinafter “ANSCOTT”), and ENVIROSAFE CORPORATION with its principle place of business at _______________________________________________ (hereinafter “ENVIROSAFE”). ANSCOTT and ENVIROSAFE are sometimes individually refereed to as “party” or collectively as the “Parties.” In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

ARTICLE 1 - APPOINTMENT OF ANSCOTT

Appointment. ENVIROSAFE hereby appoints ANSCOTT, as its manufacturer to (i) receive, purchase and/or create ENVIROSAFE products; (ii) to blend and create products at a rate of $0.75 per pound for specialties and .25 for all cold blended materials shipped from the facility with a minimum of ____ pounds per year; (iii) provide up to two (2) labors for cosmetic products and other services or product offerings for additional cost as per Appendix A, (iv) no monitor of inventory and lot control; (iv) package product in 55 gallon open head drums are included; (v) all additional goods or services will be billed according to the attached pricing schedule with the exception of general maintenance being billed with the first hour free (vi) to oversee shipping management and Bill of Lading; (vii) to ship ENVIROSAFE’S finished products(the “Product”) F.O.B Wayne, New Jersey to end-user purchasers (the “Customers”).

ARTICLE 2 - SERVICES; SUPPLY AND DELIVERY OF PRODUCTS

Requirements for Product. ENVIROSAFE shall purchase from ANSCOTT and ANSCOTT shall sell to ENVIROSAFE , such services, as ENVIROSAFE requires for sale to its Customers located within and outside the United States, in accordance with this Agreement. Except for the service, maintenance and support to be provided by ANSCOTT, pursuant to this Agreement, or unless directed otherwise by ANSCOTT in writing, ENVIROSAFE shall be solely responsible for the installation, maintenance and support of such Products. ENVIROSAFE shall have the right to have other manufacturers produce their products if products cannot be produced at Anscott.

Purchase Orders. (a) Each request for purchase of services by ENVIROSAFE shall be pursuant to a fully completed written purchase order (a “Purchase Order”) executed and delivered to ANSCOTT. Each Purchase Order shall be deemed to specifically incorporate by reference this Agreement, and in the event of any inconsistency between this Agreement and any Purchase Order (other than as expressly permitted pursuant to the terms of this Agreement), this Agreement shall prevail. (b) No Purchase Order shall be binding upon ANSCOTT unless and until accepted in writing by ANSCOTT. ANSCOTT shall use commercially reasonable efforts to (i) timely notify ENVIROSAFE of the acceptance or rejection of such Purchase Order and (ii) on acceptance of such Purchase Order, deliver the Products on the requested delivery dates. Notwithstanding the foregoing, ENVIROSAFE acknowledges and agrees that (iii) ANSCOTT shall have the right to reject Purchase Orders and/or to delay or defer shipments of products in the event that ENVIROSAFE is in arrearages of any payments. Then those amounts due and owing ANSCOTT or otherwise in material breach of this Agreement and (iv) such action by ANSCOTT shall neither constitute a breach of this Agreement by ANSCOTT or excuse performance of ENVIROSAFE.

Payment Terms. ENVIROSAFE shall pay ANSCOTT the price for such services in accordance with Standard Payment Terms of payment in full after services rendered and prior to shipment, or as otherwise mutually agreed by the Parties, as set forth in the Purchase Order.

Inspection. ENVIROSAFE shall have five (5) days following the delivery of Products to ENVIROSAFE to inspect all Products to determine whether any damage to the Product occurred during shipment or whether there is any shortage or discrepancy between the Products actually delivered and the applicable shipping documents (a “Discrepancy”). ENVIROSAFE will retain all Products for which there is a Discrepancy in their original packaging for inspection by ANSCOTT or the insurer. Within 3 days following the discovery of any Discrepancy, ENVIROSAFE shall notify ANSCOTT of such Discrepancy in writing and, unless otherwise directed by ANSCOTT. ENVIROSAFE shall make appropriate claims under the shipment insurance and commence arrangements to insure any ship the Products back to ANSCOTT as soon as practicable, but in no event longer than (5) days from the discovery of the Discrepancy. The proceeds of such insurance shall be used to cover the cost of the repair or replacement of the Products for which a Discrepancy has occurred, including the cost of return shipment and insurance and replacement shipment and insurance. In the event insurance proceeds do not cover all such costs, such additional costs shall be borne equally by ANSCOTT and ENVIROSAFE.

ARTICLE 3 - LIMITED PRODUCT WARRANTY

Warranties. ANSCOTT will offer a Limited Warranty to produce ENVIROSAFE products in accordance with manufacturing procedures supplied by ENVIROSAFE .

ANSCOTT MAKES NO OTHER WARRANTIES TO CUSTOMERS WITH RESPECT TO THE PRODUCT AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

OTHER THAN AS SET FORTH IN ARTICLE 2 ABOVE, ANSCOTT PROVIDES THE PRODUCTS TO ENVIROSAFE ON AN “AS IS” BASIS. ENVIROSAFE SHALL OFFER OR MAKE NO WARRANTIES, REPRESENTATIONS, OR STATEMENTS, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT TO CUSTOMERS, AND ANY SUCH WARRANTIES, REPRESENTATIONS, OR STATEMENTS SHALL BE VOIDED, INVALID, AND UNENFORCEABLE AGAINST MANUFACTUURER.

THE SOLE AND EXCLUSIVE REMEDY OF ENVIROSAFE FOR ANY DEFECT IN THE PRODUCTS SHALL BE TO OBTAIN REPLACEMENT OF THE DEFECTIVE ITEMS THAT ARE RETURNED TO ANSCOTT POINT OF SHIPMENT, FREIGHT PREPAID.

ARTICLE 4 - CONFIDENTIALITY

Each party agrees not to disclose any Confidential Information provided to it by the other party and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the other party's Confidential Information only on a "need to know" basis and solely in connection with the performance of this Agreement, and to take steps to ensure that the disseminations is so limited. Each party agrees not to use the other party's Confidential Information for its own benefit or for the benefit of anyone other than the providing party. All Confidential Information remains the property of the providing party and no license or other rights in the provided Confidential Information is granted hereby. Upon written request of the providing party, or upon the expiration or other termination of this Agreement for any reason whatsoever, the recipient party agrees to return to the providing party all such provided Confidential Information, including but not limited to all documentation, notes, plans, drawings, and copies thereof. Confidential information will include but be limited to information regarding each parties product formulas, customers, pricing, client contacts and suppliers.

The parties agree that the terms of this Agreement are confidential, and that neither shall disclose any such terms to any third party without prior written consent of the other.

The provisions of this Section shall survive the expiration or other termination of this Agreement.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party as follows:

Existence and Power. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in compliance with all material requirements of applicable law.

Authorization and Enforcement of Obligations. Such Party (a) has the power, authority and legal right to enter into this Agreement, perform its obligations hereunder and consummate the transactions with third parties contemplated hereby and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of each Party, enforceable against such Party in accordance with its terms.

No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement and the consummation of transactions with third parties contemplated hereby have been obtained.

No Conflict. The execution and delivery of this Agreement, performance of such Party's obligations hereunder and consummation of the transactions with third parties contemplated hereby do not conflict with or violate any requirement of any applicable law of regulations and do not conflict with or constitute a default under any contractual obligation of such Party.

Liens and Encumbrances. Providing that ENVIROSAFE is current with all payments due, ANSCOTT will not cause any liens or encumbrances to be placed on ENVIROSAFE inventory or equipment on the premises of ANSCOTT.

Indemnification. ANSCOTT will indemnify ENVIROSAFE and hold harmless any liability in connection with its breach of representations and warranties in connection with its performance under this agreement. ENVIROSAFE will indemnify ANSCOTT and hold harmless any liability in connection with its breach of representations and warranties in connection with its performance under this agreement.

ARTICLE 6 - TERM AND TERMINATION

Term. This Agreement shall commence on the Effective Date and continue in force for one (1) years with an automatic renewal at market rates unless notified within one (1) month of renewal that a party chooses not to renew.

Termination. For cause by either party without prejudice to any rights either party may have under this Agreement or in law, equity or otherwise, either party shall have the right to terminate this Agreement if the other party materially defaults in the performance of any of its obligations or materially breaches any term, provision, warrant, or representation under this Agreement ("Default") and fails to correct the Default or to commence any and all steps reasonably necessary to cure such Default within thirty (30) days of receipt of written notice of such Default by the non-defaulting party.

ENVIROSAFE may terminate the H.D. REALTY Lease and/or ANSCOTT Manufacturing agreements with a one (1) month notice.

Effect of Termination. On termination of this Agreement for any reason, all rights granted by either party to one another hereunder shall automatically and completely revert to the granting party on the effective date of Termination, unless otherwise agreed to in writing by the Parties.

(a)	Within ten (10) days of the effective date of such Termination, both parties shall submit to one another:

(b)	A list of all Products in the possession, custody, or control of the other party as of the effective date of such termination.

(c)	All unshipped Product Orders shall be automatically canceled.

(d)
All monies then outstanding and due to one party by the other party shall immediately be payable in full, and shall be paid to the other party within ten (10) days of the effective date of termination.

(e)	Both parties shall promptly return to the other party any and all property of any kind belonging to the other party.

NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE (1) YEAR AFTER THE PARTY KNEW OF THE OCCURRENCE OF THE EVENT(S) GIVING RISE TO THE CAUSE OF ACTION.

(a)	The provisions of this paragraph shall survive the termination of this Agreement.

ARTICLE 7 - MISCELLANEOUS

Independent Contractors. Both ANSCOTT and ENVIROSAFE are independent contractors not affiliated with one another and shall retain its independent status throughout this Agreement and use it own discretion in performing the tasks assigned. No employment relationship is created by this Agreement. Both parties will report as income to the appropriate government agencies all compensation received pursuant to this Agreement and will pay all applicable taxes. Neither party will not make deductions from its fees, nor shall it in any way be deemed liable to the other party, for taxes, insurance, bonds, or any other subscription of any kind. Both parties will be responsible for and will promptly pay all relevant taxes, chargeable or assessed with respect to its employees. ENVIROSAFE employees and sub-contractors will be under the sole and exclusive direction and control of ENVIROSAFE, will not be considered employees of ANSCOTT for any purpose, and are ineligible for any ANSCOTT employee benefits.

No Assignment. Neither party may assign or transfer this Agreement either directly or indirectly. Any such assignment in violation of this Section shall be void, unenforceable, and a material breach of this Agreement by the breaching party.

Notice. Any notice given by either party to the other party shall be in the English language and shall be sent by courier, mail, electronic mail or electronic transmission (facsimile) confirmed by mail to the other party's signatory at the address set forth in this Agreement or as shall have otherwise been notified to the other party. Notices shall be deemed delivered on confirmed receipt.

Force Majeure. Neither party will be deemed in default or breach of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than thirty (30) days.

Severability.  If any part of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other part of provision of this Agreement, which shall remain in full force and effect.

Governing Law: Remedies.

(i)
This Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey, United States of America, as applicable to contracts made to be performed within such state without giving effect to its conflict of law provisions. Both Parties expressly consent to jurisdiction and venue in a court of competent jurisdiction in the County of Passaic State of New Jersey over all disputes had by one party against the other arising out of this Agreement.

(ii)
If any action is brought to enforce or interpret this Agreement, the prevailing Party will recover its reasonable attorneys fees and other costs incurred in that action from the other Party, in addition to any and all other relief to which the prevailing Party may be entitled.

No Waiver. The waiver of any provision of this Agreement by either party, or the failure of either party to require performance of any provision of this Agreement shall not be construed as a waiver of its rights to insist on performance of that same provision, or any other provision, at some other time. Any waiver, variation or amendment, or modification, of any term or condition of this Agreement shall be effective only if in writing signed by an authorized representative of both parties hereto. The waiver by either party of any right created by this Agreement is one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement.

Language. The governing language of this Agreement shall be English, and the American usage thereof, and all measurements and calendars shall be those conventions used in the U.S. In the event this Agreement is translated into another language, the English version shall control if there is a conflict in the meaning of the translated version and the English version.

Entire Agreement. The English language version of this Agreement shall be the official text hereof, despite translations or interpretation of this Agreement in other languages. This Agreement constitutes the entire agreement between parties concerning the subject matter hereof, and expressly supercedes any prior written or oral understandings or agreements between them with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ANSCOTT CHEMICAL, INC.    ENVIROSAFE CORPORATION

By:___________________________   By: __________________________

Name:        Name:

Title:                            Title:

Date:                                                                Date:

Appendix A

Material Handling and Space	Item #	Pricing	Goods and Services	Item #	Pricing

Monthly Storage Space 1,000 - 5,000 Sq Ft	VIC001A	2.50 Per Sq Ft	UPS Freight Charges	VIC011	Cost + 15%
Monthly Storage Space 5,001 - 10,000 Sq Ft	VIC001B	1.50 Per Sq Ft	Truck Freight Charges	VIC012	Cost + 15%
Monthly Storage Space 10,001 - 20,001 Sq Ft	VIC001C	.83 Per Sq Ft	Miscellaneous/ Contractor	VIC019	Cost + 15%
Monthly Storage Space 20,001 - 30,000 Sq Ft	VIC001D	.71 Per Sq Ft	Skid (48x40)	VIC020	13.00 Per Skid
Daily Office Space plus phone service	VIC001E	35.00 Per Day	Boxes (4x1)	VIC021	1.00 Per Box
Daily Meeting Space with Overhead	VIC001F	50.00 Per Day	Gallons untreated	VIC022	.80 Per Gallon
General Labor	VIC002A	28.00 Per Hour	Gallons treated	VIC023	1.25 Per Gallon
Technical Labor	VIC002B	65.00 Per Hour	Pails (steel lined)	VIC024	9.50 Per Pail
Professional Labor	VIC002C	85.00 Per Hour	Pails (plastic)	VIC025	7.50 Per Pail
Drums In or Out	VIC003	1.97 Per Drum	Drums (steel)	VIC026	40.00 Per Drum
Pails In or Out	VIC004	.24 Per Drum	Drums (plastic)	VIC027	35.00 Per Drum
Boxes In or Out	VIC005	.24 Per Box	Labels (setup)	VIC028	25.00 Per Label
Pallet Wrapping	VIC006	12.67 Per Pallet	Labels (drum)	VIC029	.25 Per Drum
Cold Blending	VIC007A	.10 - .24 Per Lb.	Labels (gallon)	VIC030	.12 Per Gallon
Hot Blending	VIC007B	.10 - .24 Per Lb.	Phone Lines w/one VM	VIC050	25. Per Line Monthly
Specialized Blending	VIC007C	.38 - 1.25 Per Lb.	Long Distance Interstate	VIC051	.075 Per Minute
Reaction Blending	VIC007D	Project Basis	Internet Access	VIC052	69.00 Per Month
Filling Pails & Gallons	VIC008A	.03 - .10 Per Lb.	Voice Mail Box	VIC053	3.95 Per Month
Filling Under 128Oz	VIC008B	.10 - .15 Per Lb.	Accounting Services	VIC075	Project Basis
Copying	VIC009	.07 Per Sheet	Engineering Services	VIC076	Project Basis
Documentation	VIC010	.10 Per Sheet	Laboratory Services	VIC077	Project Basis